UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2010

OCLARO, INC.
(Exact name of Registrant as specified in its charter)

000-30684
(Commission file number)

Delaware
(State or other jurisdiction of	20-1303994
incorporation or organization)	(I.R.S. Employer Identification Number)
2584 Junction Avenue, San Jose, California 95134
(Address of principal executive offices, zip code)
(408) 383-1400
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders
On October 27, 2010, we held our 2010 annual meeting of stockholders. As of the record date of September 7, 2010, there were 49,510,499 shares of common stock outstanding and entitled to vote at the meeting. A total of 39,860,343 shares were present in person or by proxy at the annual meeting of stockholders.
At the annual meeting, our stockholders elected Alain Couder and Joel A. Smith III as Class III Directors, to serve until our 2013 annual meeting of stockholders or until their respective successors are duly elected and qualified. The proposal received the following votes:
Alain Couder

For	Withheld
27,262,562	479,014
Joel A. Smith III

For	Withheld
27,226,639	514,937
At the annual meeting, our stockholders approved an amendment and restatement of the Oclaro, Inc. Amended and Restated 2004 Stock Incentive Plan (the “Plan”) to, among other things, increase the number of shares reserved for issuance thereunder from 3,800,000 shares to 7,800,000 shares. The Plan as amended and restated is included as Exhibit 10.1 to this current report on Form 8-K. The proposal received the following votes:

For	Against	Abstain	Broker Non-Vote
22,641,633	4,778,274	321,669	12,118,767
At the annual meeting, stockholders ratified the selection of Grant Thornton LLP as our independent registered public accounting firm for the current fiscal year. The proposal received the following votes:

For	Against	Abstain	Broker Non-Vote
39,267,377	151,337	441,629	—
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Oclaro, Inc. Amended and Restated 2004 Stock Incentive Plan

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCLARO, INC.
Date: October 28, 2010	By:	/s/ Jerry Turin
Jerry Turin
Chief Financial Officer

EXHIBIT LIST

Exhibit No.	Description
10.1	Oclaro, Inc. Amended and Restated 2004 Stock Incentive Plan